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                                                                EXHIBIT 23(a)(1)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Weingarten Realty Investors on Form S-3 of our reports dated February 20, 1998, except for Note 13, as to which the date is February 24, 1998, included and incorporated by reference in the Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 1997, and our report dated April 2, 1998 (relating to the Statement of Revenues and Certain Expenses of Rainbow Plaza Shopping Center for the period from January 1, 1997 to October 22, 1997 appearing in the Current Report on Form 8-K of Weingarten Realty Investors filed with the Securities and Exchange Commission on April 24, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Houston, Texas
April 29,1998